EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Reed’s, Inc.

We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated April 7, 2006 relating to the balance sheet of Reed’s, Inc. as of December 31, 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2005 and 2004. We also consent to the reference to our Firm under the caption “Experts”.

/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
June 19, 2006